SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C.  20549



                            FORM 8-K

                         CURRENT REPORT

             Pursuant to Section 13 or 15(d) of the

                 Securities Exchange Act of 1934

 Date of Report (Date of earliest event reported):  May 31, 2002



                     McMoRan Exploration Co.

    Delaware                001-07791          72-1424200
 (State or other           (Commission       (IRS Employer
 jurisdiction of           File Number)      Identification
 incorporation or                                Number)
  organization)

                       1615 Poydras Street
                  New Orleans, Louisiana  70112

 Registrant's telephone number, including area code:  (504) 582-4000


Item 5.  Other Events and Regulation FD Disclosure.

McMoRan announces the following matters regarding its sulphur bank credit facility and reclassifies its year-end 2001 financial statements to reflect its sulphur business activities on a discontinued operations basis.


     On May 31, 2002, we announced that we expect the previously announced sale of our sulphur transportation and terminaling business will be consummated in June 2002. We have extended our sulphur bank credit facility from May 31, 2002 to June 17, 2002
(Exhibit 99.1).   The sales transaction is expected to provide us
with gross proceeds of $58 million, which will be used to fund our sulphur working capital requirements, transaction costs and to repay most of the borrowings under our sulphur credit facility, which on June 6, 2002 totaled $56.0 million. We currently estimate that approximately $8 million will remain outstanding under the sulphur credit facility after the sales transaction is completed. As previously disclosed, we had an agreement with the lenders in the sulphur bank credit facility to repay this outstanding amount by September 30, 2002, subject to the satisfaction of certain conditions. This agreement has been amended to provide for the repayment of the remaining outstanding amount by August 15, 2002.


     On January 1, 2002, we adopted Statement of Financial Accounting Standards No. 144, "Accounting for the Impairment or
Disposal of Long-Lived Assets."   As a result of our signing a
definitive agreement in March 2002 to sell substantially all of our sulphur transportation and terminaling assets to a joint venture to be owned completely by unrelated third parties, in the first quarter of 2002 we began presenting our sulphur operating results using the discontinued operations presentation appropriate under SFAS No. 144. Under this presentation all of our sulphur operating results within the statement on operations have been netted into the caption entitled "income (loss) from discontinued sulphur operations". All major classes of assets and liabilities related to the sulphur business held for sale have also been separately shown for all periods presented. See
Exhibit 99.2 for our restated year-end 2001 Consolidated Financial Statements together with the related Notes to the Consolidated Financial Statements and Management's Discussion and Analysis of Financial Condition and Results of Operations and Disclosures About Market Risks.


Item 7.  Financial Statements and Exhibits

     This report contains the following exhibits:

     *  McMoRan Exploration Co.'s Item 6. Selected Financial Data,
        Items 7. and 7A. Management's Discussion and Analysis of Financial Condition and Results of Operations and Disclosure About Market Risks and Item 8. Financial Statements and Supplementary Data including the audited consolidated balance sheets as of December 31, 2001 and 2000 and related audited consolidated statements of operations, cash flows and changes in stockholders' equity for each of the three years in the period ended December 31, 2001, together with accompanying notes and the report thereon of McMoRan's independent public accountants (Exhibit 99.2).

     *  Computation of Ratio of Earnings to Fixed Charges (Exhibit
        12.1).

     *  Consents of Arthur Andersen LLP (Exhibit 23.1) and Ryder
        Scott LP (Exhibit 23.2).

     *  Press release dated May 31, 2002 entitled "McMoRan
        Exploration Announces Anticipated June 2002 Closing of Sulphur Transportation and Terminaling Asset Sale and Extension of Bank Credit Facility Maturity."



                            SIGNATURE
                       ------------------

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                              McMoRan Exploration Co.


                              By:  /s/ C. Donald Whitmire Jr.
                                   ------------------------------
                                       C. Donald Whitmire, Jr.
                                  Vice President & Controller -
                                        Financial Reporting
                                     (authorized signatory and
                                    Principal Accounting Officer)

Date:  June 10, 2002


                     McMoRan Exploration Co.
                          Exhibit Index

Exhibit
Number

12.1   Computation of Ratio of Earnings to Fixed Charges

23.1   Consent of Arthur Andersen LLP

23.2   Consent of Ryder Scott, L.P.

99.1   Press release dated May 31, 2002.

99.2   Item 6. Selected Financial Data.
       Items 7. and 7A.   Management's Discussion and Analysis of
       Financial Condition and Results of Operations and
       Disclosures About Market Risks.
       Item 8. Financial Statements and Supplementary Data
          Balance Sheets as of December 31, 2001 and 2000
          Statements of Operations for each of the three years in the period ended December 31, 2001
          Statements of Cash Flow for each of the three years in the period ended December 31, 2001
          Statements of Changes in Stockholders' Equity for each of
           the three years in the period ended December 31, 2001 Notes to Financial Statements
          Report of Independent Public Accountants

99.3 Letter regarding receipt of certain representations from Arthur Andersen LLP concerning that firm's compliance with professional auditing standards.